Exhibit (15)
The Board of Directors and Shareholders of
The McGraw-Hill Companies, Inc.
We are aware of the incorporation by reference in the following Registration Statements:
1.	Registration Statement (Form S-3 No. 333-146981) pertaining to the Debt Securities of The McGraw-Hill Companies, Inc.,

2.	Registration Statement (Form S-8 No. 33-22344) pertaining to the 1987 Key Employee Stock Incentive Plan,

3.	Registration Statements (Form S-8 No. 33-49743, No. 333-30043 and No. 333-40502) pertaining to the 1993 Employee Stock Incentive Plan,

4.	Registration Statements (Form S-8 No. 333-92224 and No. 333-116993) pertaining to the 2002 Stock Incentive Plan,

5.	Registration Statement (Form S-8 No. 333-06871) pertaining to the Director Deferred Stock Ownership Plan,

6.	Registration Statement (Form S-8 No. 33-50856) pertaining to The Savings Incentive Plan of McGraw-Hill, Inc. and its Subsidiaries, The Employee Retirement Account Plan of McGraw-Hill, Inc. and its Subsidiaries, The Standard & Poor’s Savings Incentive Plan for Represented Employees, The Standard & Poor’s Employee Retirement Account Plan for Represented Employees, The Employees’ Investment Plan of McGraw-Hill Broadcasting Company, Inc. and its Subsidiaries,

7.	Registration Statement (Form S-8 No. 333-126465) pertaining to The Savings Incentive Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, The Employee Retirement Account Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, The Standard & Poor’s Savings Incentive Plan for Represented Employees, and The Standard & Poor’s Employee Retirement Account Plan for Represented Employees,

8.	Registration Statement (Form S-8 No. 333-157570) pertaining to The 401(k) Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, and The Standard & Poor’s 401(k) Savings and Profit Sharing Plan for Represented Employees,

9.	Registration Statement (Form S-8 No. 333-167885) pertaining to The Amended and Restated 2002 Stock Incentive Plan, and

10.	Registration Statement (Form S-8 No. 333-170902) pertaining to the 401(k) Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, and The Standard & Poor’s 401(k) Savings and Profit Sharing Plan for Represented Employees
of our report dated July 28, 2011 relating to the unaudited consolidated interim financial statements of The McGraw-Hill Companies, Inc., which are included in its Form 10-Q for the quarter ended June 30, 2011.
/s/ ERNST & YOUNG LLP
New York, New York
July 28, 2011